                                                                    Exhibit 4.14
                                                                    ------------



                              WARRANT TO PURCHASE

                                COMMON STOCK OF

                                 INSYNQ, INC.



                _______________________________________________



                           Dated:  November 15, 1999


______________________________________________________________________________

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, IF ANY, MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

                                          One Click Investments/$2.00 per share.

                                             Warrant to Purchase
                                             500,000 Shares of
                                             Common Stock, Subject to
                                             Adjustment as herein provided


                       WARRANT TO PURCHASE COMMON STOCK

                                 INSYNQ, INC.

                  Dated as of the 15th day of November, 1999.


     WHEREAS, the undersigned desires to acquire for investment purposes this Warrant to Purchase Common Stock providing for the acquisition of up to 500,.000 shares of common stock, no par value per share (the "Common Stock"), of INSYNQ, Inc. (the "Company"), subject to adjustment as provided herein.

     NOW, THEREFORE, for and in consideration of past service and of the mutual covenants, representations, warranties and agreements contained herein, this is to certify that:

     1. The undersigned or its permitted and registered assigns ("Holder"), is entitled to purchase from time to time, subject to the provisions and conditions herein, not later than the termination of the Exercise Period of this Warrant to Purchase Common Stock (this "Warrant") as set forth in Paragraph 4 below, an
                                                       -----------
aggregate of 500,000 shares of Common Stock, at the Exercise Price per share set forth in Paragraph 2(c) herein, and upon such purchase to receive a certificate
         --------------
or certificates representing such shares of Common Stock. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth.

     2.   Defined Terms.  As used in this Warrant, the following capitalized
          -------------
terms shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined.

          (a) "Business Day" shall mean any day except a Saturday, Sunday or
               ------------
     other day on which commercial banks in the State of Washington are authorized or required by law to close.

          (b) "Exercise Period" means the period commencing on the date of
               ---------------
     December 31, 2000 and terminating at 5:00 p.m., Tacoma, Washington time, on December 31, 2003 or, in the event that December 31, 2003 is not a Business Day, the Business Day next following.

          (c) "Exercise Price" shall mean a strike price of $2.00 per share.
               --------------

          (d) "Holder" shall mean the Person(s) then registered as the owner of
               ------
     the Warrant or Warrant Securities, as the case may be, on the books and records of the Company.

          (e) "Person" shall mean any natural person, corporation, limited
               ------
     partnership, limited liability company, general partnership, joint venture, association, company, or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

          (f) "Warrant Securities" shall mean the shares of Common Stock (or
               ------------------
     other securities) of the Company purchasable or purchased from time to time under this Warrant or acquired upon any transfer of any such shares, together with all additional securities received in payment of dividends or distributions on or splits of those securities or received as a result of the adjustments provided for in Paragraph 6 hereof.
                                     -----------

     3.   Exercise of Warrant.  Subject to and in accordance with the provisions
          -------------------
and conditions hereof, this Warrant may be exercised from time to time in whole or in part during the term of this Warrant as set forth in Paragraph 5 hereof.
                                                           -----------

     4.   Term of Warrant.  The term of this Warrant shall commence on the date
          ---------------
hereof and shall expire on the exercise in full of this Warrant by Holder or at 5:00 p.m. Tacoma, Washington time on the expiration of the Exercise Period.

     5.   Manner of Exercise.  Holder may exercise this Warrant in whole or in
          ------------------
part in accordance with the terms hereof by mailing or personally delivering to the Company (i) this Warrant, (ii) a Notice of Exercise in the form of Exhibit I
                                                                       ---------
hereto duly executed by Holder and (iii) payment of the Exercise Price per share, such payment to be in the form of cash, a certified or official bank check made payable to the Company, or a wire transfer of funds to an account designated by the Company, or any combination of the foregoing, together with all federal and state excise taxes applicable upon such exercise. Upon receipt by the Company of this Warrant, the Notice of Exercise and such payment, this Warrant shall be deemed to have been exercised with respect to the number of shares of Common Stock subject to such exercise and specified in the Notice of Exercise, and Holder shall thereupon become the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding the fact that the stock transfer books of the Company may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Holder. As soon as practicable after any exercise, in whole or in part, of the Warrant, and in any event within ten (10) Business Days thereafter, the Company will deliver to Holder a stock certificate or certificates representing the shares of Common Stock so purchased, with such certificate or certificates to be in such name(s) and such denominations as Holder may specify in the Notice of Exercise. If this Warrant is exercised for less than all of the shares of Common Stock subject hereto, the Company shall, upon such exercise and surrender of this Warrant for cancellation, promptly execute and deliver to Holder a new Warrant of like tenor evidencing the right of Holder to purchase the balance of shares of Common Stock purchasable hereunder.

     6.   Adjustment Provisions.
          ---------------------

          (a) If the Company shall, during the term hereof, (i) declare a dividend and make a distribution on the Common Stock payable in shares of Common Stock, (ii) subdivide or combine its outstanding shares of Common Stock, (iii) change the number of shares of Common Stock issuable upon exercise of this Warrant by reclassification, exchange or substitution, or (iv) reorganize the capital structure of the Company by merger, reorganization, consolidation or sale of assets, then this Warrant shall, after the happening of any such event, evidence the right to purchase the number of shares of Common Stock or other securities that would have been received as a result of that change with respect to the shares of Common Stock as if such shares had been purchased under this Warrant immediately before occurrence of such event. Such adjustment shall be made successively whenever any event listed above shall occur. Any adjustment under this subparagraph (a) shall become effective at the close of business on the date any such event occurs (the "Adjustment Date").

          (b) If, during the term of this Warrant, the number of shares of Common Stock of the Company is adjusted pursuant to subparagraph (a) above, then the Exercise Price per share to be in effect after such Adjustment Date shall be determined by multiplying the Exercise Price per share in effect immediately prior to such Adjustment Date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the closing of business on the Business Day immediately preceding such Adjustment Date and the denominator of which shall be the number of shares of Common Stock (or the equivalent amount of other securities) outstanding at the opening of business on the first Business Day after the Adjustment Date.

          (c)  Notice of Adjustment.  The Company shall give notice of each
               --------------------
adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon exercise of this Warrant to Holder or of the Exercise Price per share at the address set forth in Paragraph 16 hereof.
                                            ------------

     7.   Fractional Shares.  No fractional shares or scrip representing
          -----------------
fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but the Company shall pay, in lieu of any fractional share, a cash payment on the basis of the Exercise Price per share of the Common Stock to be acquired pursuant to such exercise for such fractional share.

     8.   Restrictions on Transfer.  The undersigned represents and warrants
          ------------------------
that this Warrant, and the Warrant Securities acquired pursuant to the exercise of this Warrant, are being purchased for his investment account without a view towards the resale or distribution thereof in violation of applicable securities laws. It is understood that in case of subsequent sale of such Warrant or the Warrant Securities under certain circumstances, such sale might be deemed to constitute a public distribution within the meaning of, and require registration under, the provisions of the Securities Act of 1933, as amended (the "Act").

          (a) The undersigned acknowledges and agrees that unless and until the Warrant and the Warrant Securities are registered under the Act, this Warrant and the Warrant Securities shall be "restricted securities" for purposes of Rule 144 under the Act. The undersigned shall, prior to any transfer or disposition or attempted transfer or disposition of the Warrant or the Warrant Securities give written notice to the Company of his intention to effect such transfer or disposition and shall deliver to the Company an opinion of legal counsel (such counsel and opinion to be reasonably satisfactory to the Company) that the proposed transfer or disposition of the Warrant or the Warrant Securities may be effected without registration thereof under the Act and without taking any similar action under any other applicable securities laws, in which case the undersigned shall be entitled to transfer or dispose of the Warrant or the Warrant Securities, as applicable, in accordance with the terms of the notice delivered by such Holder to the Company. Until the Warrant Securities are registered under the Act, each certificate evidencing the Warrant Securities so transferred or disposed of (and each certificate evidencing any untransferred Warrant Securities) shall bear the following restrictive legend unless in the opinion of Company counsel such legend is not required:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel delivered to the Company that an exemption from such registration is available for such sale and transfer."

          (b) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

          (c) The undersigned understands and acknowledges that: (i) while the Company has an operating history, the Warrant and the Warrant Securities involve a high degree of risk of loss of the entire investment, and there is no assurance of any income from such investment; (ii) the Holder must bear the economic risk of an investment in the Warrant and the Warrant Securities for an indefinite period because the offer and sale of the Warrant and the Warrant Securities have not been registered under the Act or any state securities laws and are being offered and sold in reliance upon exemptions provided under the Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Act and applicable state laws, or unless an exemption from such registration is available; (iii) there may not be a public market for the Warrant or the Warrant Securities in the future; (iv) the Holder is purchasing the Warrant and the Warrant Securities for investment purposes only for the Holder's account and not for the benefit of any other person or with any view toward the resale or distribution thereof; and (v) the Holder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Warrant or any of the Warrant Securities which the Holder is hereby purchasing or any part thereof, and the Holder has no present plans to enter into any such contract, undertaking, agreement or arrangement.

     9.   to be Delivered upon Exercise.  The Company will at all times keep
          -----------------------------------
available through the term of the Exercise Period, solely for delivery upon the exercise of this Warrant, such number of the shares of Common Stock or other securities as shall from time to time be sufficient to effect the exercise of this Warrant.

     10.  Replacement of Warrant.  Upon receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu thereof, a new warrant of like tenor to Holder.

     11.  Specific Performance.  The Company stipulates that the remedies at law
          --------------------
available to the holder of this Warrant in the event of any default or threatened default by it in the performance of or compliance with any of the terms of the Agreement are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     12.  Applicable Law.  THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN
          --------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, WITHOUT GIVING EFFECT TO PRINCIPLES OF CHOICE OF LAWS OF SUCH STATE.

     13.  Entire Agreement.  This Warrant constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings relating to the subject matter hereof. This Warrant and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     14.  Successors and Assigns.  This Warrant shall be binding upon and inure
          ----------------------
to the benefit of the Company and the undersigned and their respective successors and permitted assigns; provided, however, nothing herein shall be construed to permit assignment of the Warrant except in accordance with the provisions herein.

     15.  Severability.  Every provision of this Warrant is intended to be
          ------------
severable. If any term or provision hereof (or portion thereof) is determined to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect any other term or provision (or portion thereof) of this Warrant.

     16.  Notices.  All notices and other communications from the Company to the
          -------
holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at the following address or at such other address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to the address of the last holder of such Warrant who has so furnished an address to the Company:

     If to the Company:

     Insynq, Inc.
     1101 Broadway Plaza
     Tacoma, Washington  98402
     Telecopy No.:  (253) 284-2035


     If to Holder:

     One Click Investments
     _____________________
     _____________________



     IN WITNESS WHEREOF, this Warrant has been executed by INSYNQ, INC., by its duly authorized officers, as of the date first above written.


                                      INSYNQ, INC.


                                      By:    ________________________________
                                      Name:   _______________________________
                                      Title: ________________________________



     The terms and provisions of the Warrant are accepted and agreed to by the undersigned effective as of the 15th day of November, 1999.

                                      ONE CLICK INVESTMENTS


                                      By:    ________________________________
                                      Name:   _______________________________
                                      Title: ________________________________

                                  EXHIBIT "I"
                                  -----------

                              NOTICE OF EXERCISE
                   (To be executed by Holder to exercise the
                         Warrant in whole or in part)


Insynq, Inc.
1101 Broadway Plaza
Tacoma, Washington  98402

     Re: Warrant to Purchase Common Stock dated November 15, 1999 by and between the Company and One Click Investments (the "Warrant")

Dear Sir or Madam:

     The undersigned holder irrevocably elects to exercise the Warrant of Insynq, Inc. to purchase ____________ shares of Common Stock of Insynq, Inc. (the "Company") subject to the Warrant, and hereby makes payment of the amount of $_______ in the manner described below, representing the Exercise Price per share of Common Stock multiplied by the number of shares of Common Stock to be purchased pursuant to this exercise.


                                             By:______________________________

$__________cash
$__________certified or bank cashier's check
$__________wire transfer


                             EXHIBIT "I" - Page 1